Exhibit 24.1

                               Consent of Counsel


     The consent of Allen G. Reeves, P.C. of all references made to it in the Prospectus included as a part of this Registration Statement on Form SB-2 of Transport Recovery Services Corporation, and in all amendments thereto are included in its opinion filed as Exhibit 5.1 to the Registration statement.



                                                Allen G. Reeves. P.C.


                                                By: /s/ Allen G. Reeves
                                                    ----------------------------
                                                        Allen G. Reeves


Denver, Colorado
December 1, 1999